Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of Enterprise Financial Services Corp of our report, dated March 15, 2021, relating to our audit of the consolidated financial statements, appearing in the Annual Report on Form 10-K of First Choice Bancorp and Subsidiary for the years ended December 31, 2020 and 2019, and to the reference to us under the heading “Experts” in the proxy statement/prospectus.

/s/ Eide Bailly LLP

Laguna Hills, California

June 2, 2021